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                               FIRST AMENDMENT TO

                     BRIGHT HORIZONS FAMILY SOLUTIONS, INC.

                            1998 STOCK INCENTIVE PLAN


         This First Amendment (this "Amendment") to the 1998 Stock Incentive Plan (the "Plan") is hereby established by Bright Horizons Family Solutions, Inc., a Delaware corporation (the "Company"), and adopted by its Board of Directors as of the 18th day of September, 1998 (the "Effective Date").


                                    RECITALS

         A. The Board of Directors of the Company (the "Board") previously approved, and the shareholders of the Company previously approved and adopted, the Plan.

         B. The Board has deemed that it is in the best interests of the Company to amend the Plan.


                                    AMENDMENT

         A. Section 8(c) of the Plan is hereby amended by replacing the first sentence of such section with the following sentence, "Each Outside Director Option shall vest and become exercisable with respect to one-third of such shares on the first anniversary of the date of grant, with respect to one-third on the second anniversary of the date of grant, and with respect to one-third on the third anniversary of the date of grant".

         B. Section 9(b)(ii) of the Plan is hereby amended by replacing the phrase "a majority" on the third line with "40%".

         C. Section 13 of the Plan is hereby amended by deleting the phrase "provided that it must be approved by a majority of the votes cast by the holders of the Company's common stock".


Date approved by the Board:  September 18, 1998